                 As filed with the Securities and Exchange Commission
                                  on April 28, 1997
                                                     Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                ----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                ----------------------

                         CCC INFORMATION SERVICES GROUP INC.
                (Exact name of registrant as specified in its charter)
    Delaware                                     54-124269
(State or other jurisdiction of        (I.R.S. Employer Identification No.)
incorporation or organization)
                                 444 Merchandise Mart
                               Chicago, Illinois 60654
                                    (312) 222-4636

       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                         CCC INFORMATION SERVICES GROUP INC.
                                1997 STOCK OPTION PLAN
                                 (Full title of plan)


    GERALD P. KENNEY, ESQ.                     Copy to:
      Vice President and               LELAND E. HUTCHINSON, ESQ.
        General Counsel                     Winston & Strawn
CCC Information Services Group Inc.      35 West Wacker Drive
     444 Merchandise Mart               Chicago, Illinois 60601
    Chicago, Illinois 60654                 (312) 558-7336
      (312) 222-4636

(Name, address, including ZIP code, and
 telephone number, including area code,
    of agent for service)


                           CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
                                            Proposed              Proposed
Title of securities    Amount to be       maximum offering     maximum aggregate      Amount of
to be registered        registered        price per share (1)   offering price (1)  registration fee
-------------------    ------------       -------------------  -------------------  ----------------

Common Stock,           675,800 shs.            $12.00             $8,109,600           $2,457
par value
$.10 per share

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) of the Securities Act of 1933, as amended, based upon the average of the bid and ask price of the common stock, par value $.10 per share, of CCC Information Services Group Inc. on the Nasdaq National Market System on
    April 22, 1997.


                                       PART I
                   INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                       PART II
                             INFORMATION REQUIRED IN THE
                                REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents heretofore filed with the Securities and Exchange Commission (the "Commission") by CCC Information Services Group Inc. (the "Company") are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K as filed with the Commission on March 14, 1997 (and any amendments thereto) under the Securities Act, containing audited financial statements for the Company's latest fiscal year.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referenced above.

         (c) The description of the Company's common stock, par value $.10 per share (the "Common Stock"), which is contained in the registration statement on Form 8-A filed with the Commission on July 1, 1996 under the Exchange Act, including any subsequent amendment or any report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company is incorporated under the laws of the State of Delaware.
Section 145 of the Delaware Law ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not appeared to the best interests of the corporation, and, with respect to any criminal action, had no reasonable cause to believe that this his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         The Company's Bylaws provide for the indemnification of directors and officers of the Company to the fullest extent permitted by Section 145.

         As permitted by Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation provides that directors of the Company shall have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which a director derived an improper personal benefit.

         The Company maintains directors' and officers' liability insurance which insures the directors and officers of the Company against certain liabilities.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION OF EXHIBIT

4.01          Certificate of Incorporation of the Company filed as Exhibit
              3.1 to the Company's Annual Report on Form 10-K and any amendments thereto (filed with the Commission on March 14, 1997, (the "Annual Report"), and hereby incorporated by reference).

4.02 By-laws of the Company (filed as Exhibit 3.2 to the Annual Report and hereby incorporated by reference).

4.03          Specimen Common Stock Certificate of the Company (filed as
              Exhibit 4.1 to the Registration Statement on Form S-1 filed August 5, 1996 and hereby incorporated by reference).

*4.04         Form of Stock Option Plan.

*4.05         Form of Stock Option Agreement.

*5.01 Opinion of Winston & Strawn as to the legality of the securities being registered.

*23.01 Consent of Winston & Strawn (included in its opinion filed as Exhibit 5.01).

*23.02        Consent of Price Waterhouse LLP.

25.01         Powers of Attorney (included on signature page).

---------------------
*   Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

         PROVIDED, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on April 22, 1997.

                             CCC INFORMATION SERVICES GROUP INC.


                             By:    /s/ David M. Phillips
                                  ------------------------
                                       David M. Phillips
                                  Chairman, President and Chief
                                  Executive Officer

                                  POWER OF ATTORNEY

         The undersigned directors and executive officers of CCC Information Services Group Inc. do hereby constitute and appoint David M. Phillips and Leonard L. Ciarrocchi and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable CCC Information Services Group Inc. to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on April 22, 1997.


    SIGNATURE                               TITLE


/s/ David M. Phillips             Director, Chairman, President
----------------------
David M. Phillips                 and Chief Executive Officer,
                                  (Principal Executive Officer)


/s/ Leonard L. Ciarrochi          Executive Vice President - Chief
------------------------
Leonard L. Ciarrocchi             Financial Officer
                                  (Principal Financial Officer)

/s/ Donald J. Hallagan            Vice President - Controller
------------------------
Donald J. Hallagan                (Principal Accounting Officer)



/s/ John J. Byrne                 Director
------------------------
John J. Byrne


/s/ Morgan Davis                  Director
------------------------
Morgan Davis


/s/ Thomas L. Kempner             Director
------------------------
Thomas L. Kempner


/s/ Gordon S. Macklin             Director
------------------------
Gordon S. Macklin


/s/ Robert T. Marto               Director
------------------------
Robert T. Marto


/s/ Michael R. Stanfield          Director
------------------------
Michael R. Stanfield

               INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-8


EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT                      PAGE

4.01          Certificate of Incorporation of the
              Company filed as Exhibit 3.1 to the
              Company's Annual Report on Form 10-K
              and any amendments thereto (filed
              with the Commission on March 14,
              1997, (the "Annual Report"), and
              hereby incorporated by reference).

4.02          By-laws of the Company (filed as
              Exhibit 3.2 to the Annual Report and
              hereby incorporated by reference).

4.03          Specimen Common Stock Certificate of
              the Company (filed as Exhibit 4.1 to
              the Registration Statement on Form S-1
              filed August 5, 1996 and hereby
              incorporated by reference).

*4.04         Form of Stock Option Plan.

*4.05         Form of Stock Option Agreement.

*5.01         Opinion of Winston & Strawn as to the
              legality of the securities being
              registered.

*23.01        Consent of Winston & Strawn (included
              in its opinion filed as Exhibit
              5.01).

*23.02        Consent of Price Waterhouse LLP.

25.01         Powers of Attorney (included on
              signature page).


----------------------
*   Filed herewith.